Exhibit 99.1

ALBANY‑CHICAGO COMPANY LLC
Pleasant Prairie, Wisconsin
FINANCIAL STATEMENTS
Including Independent Auditors' Report
As of and for the Years Ended October 31, 2012 and 2011

ALBANY‑CHICAGO COMPANY LLC

INDEPENDENT AUDITORS' REPORT
Members
Albany‑Chicago Company LLC
Pleasant Prairie, Wisconsin
We have audited the accompanying balance sheets of Albany‑Chicago Company LLC (the "Company") as of October 31, 2012 and 2011 and the related statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2012 and 2011, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
December 12, 2012

ALBANY‑CHICAGO COMPANY LLC

BALANCE SHEETS
As of October 31, 2012 and 2011

ASSETS

	2012	2011
CURRENT ASSETS
Cash	$11,370	$134,949
Accounts receivable, net	8,299,014	7,862,432
Inventories, net	2,231,307	2,553,836
Prepaid expenses and other assets	2,872,713	2,344,047
Total Current Assets	13,414,404	12,895,264
PROPERTY AND EQUIPMENT, NET	17,682,471	16,121,634
OTHER ASSETS
Intangible assets, net	2,052,228	2,247,679
Debt financing costs, net	36,760	48,578
Lease deposit	-	500,000
Tax deposit	67,173	-
Total Other Assets	2,156,161	2,796,257
TOTAL ASSETS	$33,253,036	$31,813,155
LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Checks issued in excess of bank balance	$182,564	$944,947
Current maturities of long‑term debt	2,917,409	1,991,301
Accounts payable	4,122,586	5,770,605
Accrued wages and benefits	1,973,632	1,888,226
Accrued interest payable	329,975	182,468
Other accrued liabilities	1,342,127	1,085,776
Future interest on subordinated debt ‑ current	240,000	160,000
Total Current Liabilities	11,108,293	12,023,323
LONG‑TERM LIABILITIES
Line of credit	1,376,474	4,607,531
Long‑term debt, less current maturities	13,097,474	11,014,883
Future interest on subordinated debt ‑ long‑term	-	240,000
Deferred compensation	184,621	178,661
Deferred rent payable	430,568	445,492
Total Long‑term Liabilities	15,089,137	16,486,567
Total Liabilities	26,197,430	28,509,890
MEMBERS' EQUITY	7,055,606	3,303,265
TOTAL LIABILITIES AND MEMBERS' EQUITY	$33,253,036	$31,813,155

See accompanying notes to financial statements.

ALBANY‑CHICAGO COMPANY LLC

STATEMENTS OF OPERATIONS
For the Years Ended October 31, 2012 and 2011

	2012	2011
NET SALES	$72,439,020	$68,127,456
COST OF SALES	64,742,055	62,543,989
Gross Profit	7,696,965	5,583,467
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	3,438,775	2,934,919
Operating Income	4,258,190	2,648,548
OTHER INCOME (EXPENSE)
Interest expense	(547,545)	(1,395,424)
Interest income	35,135	70,176
Other income (expense), net	6,561	(47,101)
Net Other Expense	(505,849)	(1,372,349)
NET INCOME	$3,752,341	$1,276,199

See accompanying notes to financial statements.

ALBANY‑CHICAGO COMPANY LLC

STATEMENTS OF MEMBERS' EQUITY
For the Years Ended October 31, 2012 and 2011

	(1)Common Capital Contributions	Preferred Capital Contributions	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Members' Equity	Comprehensive Income
BALANCES, October 31, 2010	$3,500,000	$2,050,000	$(3,522,934)	$(720,044)	$1,307,022
Net income	—	—	1,276,199	-	1,276,199	$1,276,199
Amortization of loss on derivative termination	—	—	—	720,044	720,044	720,044
Total comprehensive income	—	—	—	—	—	$1,996,243
BALANCES, October 31, 2011	3,500,000	2,050,000	(2,246,735)	—	3,303,265
Net income and total comprehensive income	-	-	3,752,341	—	3,752,341	$3,752,341
BALANCES, October 31, 2012	$3,500,000	$2,050,000	$1,505,606	$—	$7,055,606

(1) Represents 375 voting units and 32,921 non‑voting units outstanding as of October 31, 2012 and 2011.

See accompanying notes to financial statements.

ALBANY‑CHICAGO COMPANY LLC

STATEMENTS OF CASH FLOWS
For the Years Ended October 31, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,752,341	$1,276,199
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	3,642,278	2,890,186
Amortization of intangible assets and debt financing costs	207,269	265,458
Gain on disposal of property and equipment, net	235,434	111,848
Deferred rent	(14,924)	158,232
Amortization of loss on derivative termination	-	720,044
Deferred compensation expense	5,960	5,752
Changes in operating assets and liabilities
Accounts receivable	(436,582)	(355,263)
Inventories	322,529	(643,080)
Prepaid expenses and other assets	(528,666)	(142,077)
Other long‑term assets	432,827	-
Accounts payable	(1,648,019)	858,418
Accrued wages and benefits	85,406	766,161
Accrued interest payable	147,507	66,233
Other accrued liabilities	256,351	(85,529)
Net Cash Flows from Operating Activities	6,459,711	5,892,582
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(5,518,299)	(4,725,409)
Proceeds from sale of fixed assets	79,750	63,750
Net Cash Flows from Investing Activities	(5,438,549)	(4,661,659)
CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) increase in checks issued in excess of bank balance	(762,383)	116,064
Net payments on line of credit	(3,231,057)	(349,158)
Payments on long‑term debt	(1,991,301)	(8,412,261)
Proceeds from issuance of long‑term debt	5,000,000	7,655,000
Payment of interest on subordinated debt	(160,000)	(80,000)
Payment of debt financing costs	-	(28,702)
Net Cash Flows from Financing Activities	(1,144,741)	(1,099,057)
Net Change in Cash and Cash Equivalents	(123,579)	131,866
CASH ‑ Beginning of Year	134,949	3,083
CASH ‑ END OF YEAR	$11,370	$134,949

Supplemental cash flow disclosures
Cash paid for interest	$560,038	$689,147

Noncash investing and financing activities
Like‑kind exchange of assets	$—	$9,500

See accompanying notes to financial statements.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 1 - Summary of Significant Accounting Policies

Nature of Operations

Albany‑Chicago Company LLC (the "Company") is engaged in producing highly‑engineered aluminum die casting and machined components. Customers are primarily U.S. original equipment manufacturers in industries such as diesel engines, axle systems, automotive structural components, construction equipment, agricultural equipment and others. The Company conducts all manufacturing operations from a single campus located in Pleasant Prairie, Wisconsin.

Cash and Cash Equivalents

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

The majority of the Company's accounts receivable are due from original equipment manufacturers and Tier 1 automotive suppliers. Credit is extended based on an evaluation of a customer's financial condition and credit history. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding significantly longer than the payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the Company's previous loss history, the length of time trade accounts receivables are past due, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. The allowance for doubtful accounts was $50,000 as of October 31, 2012 and 2011. The Company writes‑off accounts receivable when they are determined to be uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company recorded no bad debt provision during the years ended October 31, 2012 and 2011, respectively.

Inventories

Inventories are carried at the lower of first‑in, first‑out ("FIFO") cost or market.

Fixed Assets

Fixed assets are carried at cost. Depreciation is computed using the straight‑line method based on the estimated useful life of the asset. Leasehold improvements are depreciated based on the lesser of the useful life of the respective assets or the lease term.

Depreciation expense was $3,642,278 and $2,890,186 for the years ended October 31, 2012 and 2011, respectively.

Repairs and maintenance costs are expensed as incurred unless it extends the useful life of the asset in which the costs are capitalized and expensed over the remaining useful life of the asset.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Intangible Assets

Intangible assets generally result from business acquisitions. The Company has accounted for business acquisitions by assigning the purchase price to tangible and intangible assets and liabilities. Assets acquired and liabilities assumed were recorded at their fair values.

Intangible assets consist of trade names and customer relationships which are amortized on a straight line method over 15 years, which is the estimated useful lives of the related intangible assets.

Intangible assets are reviewed annually for impairment and any excess in carrying value over the estimated fair value is charged to operations. Amortization of trade names and customer relationships is included with selling, general, and administrative expenses in the accompanying statements of operations.

Impairment of Long‑Lived Assets

The Company annually considers whether indicators of impairment of long‑lived assets are present and determines that, if such indicators are present, whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amounts. No impairment charges were recorded during the years ended October 31, 2012 and 2011.

Derivatives

To manage interest rate exposure on its monies borrowed, the Company has used interest rate swaps. The interest rate swap is an agreement to exchange payment streams based on a notional principal amount. On the date the derivative is entered into, the Company designates the derivatives as a hedge of the variability of the cash flows to be paid relative to its variable rate monies borrowed.

The Company recognizes all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, whether the hedge is a cash flow hedge or a fair value hedge.

The gain or loss on the effective portion of interest rate swaps treated as cash flow hedges is initially included as a component of accumulated other comprehensive income (loss) and is subsequently reclassified into interest expense when interest on the related debt is paid. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. It is the policy of the Company to execute such contracts with creditworthy counterparties. The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable‑rate debt to a fixed rate. Changes in fair value of interest rate swap agreements that are not “effective” and interest rate swaps treated as fair value hedges are included directly in current operating results. There was no ineffectiveness during the year ended October 31, 2011, the latest year during which the Company was involved with an interest rate swap. The Company does not use derivatives for trading or speculative purposes.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Revenue Recognition

The Company generally recognizes revenue when products are shipped. All revenues are recorded net of discounts, returns and allowances pursuant to the terms of its sales agreements.

Tooling revenues, depending on the terms of the sales agreement, are either recognized upon completion, or deferred and recognized over the term of the program. The Company enters into agreements to produce parts for its customers. In most cases, the agreements are in the form of purchase orders. Although such agreements do not provide for a specified quantity of parts, once the Company enters into such agreements, the Company is generally expected to fulfill its customer's purchasing requirements for the production life of the end products. These agreements generally may be terminated by the Company’s customers at any time.

The Company receives annual purchase orders from certain customers. Generally, each purchase order provides the annual terms, including pricing, related to a particular original equipment manufacturers end product. Purchase orders do not specify quantities. The Company recognizes revenue based on the terms included in the annual purchase orders as parts are shipped to its customers. Certain customers have negotiated annual price reductions. The Company recognizes these price reductions as parts are shipped to its customers. In addition, the Company has ongoing adjustments to its pricing arrangements with its customers based on the related content of the parts produced. Such pricing adjustments are recognized when parts are shipped to its customers.

Income Taxes

The Company and its members have elected for federal and state income tax purposes to be treated as a partnership under provisions of the Internal Revenue Code. Accordingly, the Company's taxable income is included in the individual tax returns of its members, and no provision for income taxes is included in the accompanying financial statements.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more‑likely‑than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty‑percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company has determined there were no unrecognized tax benefits taken or expected to be taken that have been recorded in the Company's financial statements as of October 31, 2012 and 2011.

Uncertain tax positions are assessed for open tax years based on the likelihood of sustainability of the positions taken. Any exposure would be reflected and included in the amounts ultimately recognized on the members' tax filings. The Company files income tax returns in the United States federal jurisdiction and in a state jurisdiction. The Company's tax returns for the years beginning after May 1, 2008 are subject to examination by tax authorities. The Company's United States federal income tax return for the year ended October 31, 2009 was examined by the Internal Revenue Service. There were no findings as a result of this examination. There are currently no income tax examinations in process. The Company classified interest and penalties, if any, related to unrecognized tax benefits as a component of other expenses. No interest or penalties were incurred or recorded during the years ended October 31, 2012 and 2011.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Shipping and Handling Costs

Delivery and handling costs charged to customers are included in revenue. Delivery and handling costs incurred by the Company are included in cost of sales.

Accumulated Other Comprehensive Income or Loss

Accumulated other comprehensive loss consists of unrealized losses on interest rate swaps.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through December 12, 2012, the date that the financial statements were available to be issued, for events requiring recording or disclosure in the Company’s financial statements.

NOTE 2 - Inventories

As of October 31, inventories consisted of the following:

	2012	2011
Raw materials	$855,119	$750,802
Work in process	651,867	1,073,096
Finished goods	764,321	739,938
	2,271,307	2,563,836
Less: Reserve for excess and obsolete inventories	(40,000)	(10,000)
Total Inventories	$2,231,307	$2,553,836

NOTE 3 - Prepaid Expenses and Other Assets

Included in prepaid expenses and other assets as of October 31, 2012 and 2011 was $2,402,436 and $1,760,961, respectively, of contract tooling developed for the production of customer parts. Certain tooling development costs are expended by the Company and billed to the customer upon completion or on a per piece basis.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 4 - Property and Equipment

The major categories of property and equipment at October 31 are summarized as follows:

	Depreciable Lives	2012	2011
Machinery and equipment	3‑10 Years	$24,864,542	$19,331,440
Furniture and fixtures	3‑10 Years	817,159	674,878
Leasehold improvements	15 Years	1,328,143	1,073,838
Vehicles	4 Years	53,514	53,514
Assets under construction	N/A	1,065,440	2,211,520
Total Property and Equipment ‑ At Cost		28,128,798	23,345,190
Less: Accumulated depreciation and amortization		(10,446,327)	(7,223,556)
Net Property and Equipment ‑ Net		$17,682,471	$16,121,634

NOTE 5 - Intangible Assets

Intangible assets consist of the following:

October 31, 2012	Cost	Accumulated Amortization	Net
Trade Names	$376,689	$(113,007)	$263,682
Customer Relationships	2,555,066	(766,520)	1,788,546
Total Other Intangible Assets	$2,931,755	$(879,527)	$2,052,228

October 31, 2011	Cost	Accumulated Amortization	Net
Trade Names	$376,689	$(87,894)	$288,795
Customer Relationships	2,555,066	(596,182)	1,958,884
Total Other Intangible Assets	$2,931,755	$(684,076)	$2,247,679

Total amortization expense for the years ended October 31, 2012 and 2011 was $195,451. Amortization expense related to intangible assets for the years ended after October 31, 2012 is estimated to be as follows:

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

2013	$195,450
2014	195,450
2015	195,450
2016	195,450
2017	195,450
Thereafter	1,074,978
Total	$2,052,228

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 6 - Line of Credit

The Company entered into a revolving loan with a bank effective October 21, 2011 with a maturity date of October 21, 2014. This credit agreement provides for revolving loans of up to $9,000,000 with interest at the London Interbank Offered Rates ("LIBOR") plus 2.00% to 3.50%, depending on the Company's total funded debt to EBITDA ratio. The agreement also provides letters of credit up to an aggregate amount of $750,000. As of October 31, 2012 and 2011 there were no outstanding letters of credit issued. The revolving loans are secured by substantially all company assets.

The balance of the line of credit was $1,376,474 and $4,607,531 as of October 31, 2012 and 2011, respectively. The interest rates as of October 31, 2012 and 2011 were 2.19% and 2.75%, respectively.

This loan has various financial and non‑financial covenants. The Company was in compliance with such covenants as of October 31, 2012.

NOTE 7 - Long‑Term Debt

The Company has various long‑term debt arrangements which consist of the following as of October 31:

	2012	2011
Term note (1)	$6,792,500	$7,655,000
Equipment term note (2)	5,000,000	—
Subordinated note (3)	1,000,000	2,000,000
Revolving subordinated note (4)	2,000,000	2,000,000
Promissory notes (5)	1,222,383	1,351,184
Total	16,014,883	13,006,184
Less current maturities	(2,917,409)	(1,991,301)
Long‑term debt, less current maturities	$13,097,474	$11,014,883

(1)
The Company entered into a term loan with a bank effective October 21, 2011 with a maturity date of October 21, 2014. The initial principal on this loan was $7,655,000, which bears interest at LIBOR plus 2.25% to 3.75%, depending on the Company's total funded debt to EBITDA ratio. The rate resets quarterly. Principal payments are due in 11 quarterly installments of $287,500 beginning February 1, 2012, with the remaining balance due October 21, 2014. Interest is payable monthly.

The interest rates as of October 31, 2012 and 2011 were 2.44% and 3.00%, respectively. The loan is collateralized by substantially all assets of the Company. This loan has various financial and non‑financial covenants. The Company was in compliance with such covenants as of October 31, 2012.

(2)
The Company entered into a credit agreement with a bank effective October 21, 2011. As part of the credit agreement, the Company was able to take an equipment advance amount equal to $5,000,000 prior to the loan term‑out date of October 21, 2012. The initial principal on this loan was $5,000,000, which bears interest at LIBOR plus 2.25% to 3.75%, depending on the Company's total funded debt to EBITDA ratio. The rate resets quarterly. Payments are due in 80 monthly installments of $62,500, which include principal and interest, beginning November 1, 2012, with the remaining balance due October 21, 2014.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 7 - Long‑Term Debt (cont.)

The interest rates as of October 31, 2012 and 2011 were 2.50% and 3.00%, respectively. The loan is collateralized by substantially all assets of the Company. This loan has various financial and non‑financial covenants. The Company was in compliance with such covenants as of October 31, 2012.

(3)
The Company entered into a subordinated note agreement effective May 1, 2008 with a maturity date of October 31, 2014 and an initial principal value of $4,200,000. Principal payments were due in three installments of $1,000,000 and one final installment of $1,200,000. Payments were due each fiscal year commencing on October 31, 2011. The note was originally stated to bear interest at 8% through fiscal 2010, at 9% for fiscal 2011, at 10% for fiscal 2012, at 12% for fiscal 2013 and at 14% for fiscal 2014. Interest was to be accrued on the outstanding principal balance and be payable on the first day of each quarter, commencing on February 1, 2010 for the quarter beginning November 1, 2009.

On December 28, 2009, this note was restructured to reduce the principal balance from $4,200,000 to $3,000,000. This restructuring included the forgiveness of all accrued and unpaid interest of $576,499 and reduced the interest rate to 8% for the remainder of the loan. The principal is now payable on the note in three installments of $1,000,000. The first installment of $1,000,000 in principal and $80,000 in accrued interest was due and paid on October 31, 2011, the second installment of $1,000,000 in principal and $160,000 in accrued interest was due and paid on October 31, 2012, and the third and final installment of $1,000,000 in principal and $240,000 in accrued interest is due October 31, 2013.

The Company has the option to prepay this note without penalty. The loan is collateralized by substantially all assets of the Company. This loan has various non‑financial covenants. The Company was in compliance with the covenants as of October 31, 2012.

(4)
On June 30, 2010, the Company and a member entered into an unsecured revolving loan agreement with a maturity date of June 30, 2013. The agreement allows for loans up to $3,000,000 and bears interest at 5%. On October 31, 2012, the agreement was amended to extend the maturity date to October 31, 2014.

(5)
The Company entered into two separate promissory notes with the Kenosha Area Business Alliance on August 13, 2010 with maturity dates of August 1, 2020 and initial principal values of $750,000 each. Each loan bears interest at a fixed rate of 4.25% for the first 60 months and is fixed at the prime rate for the balance of the loan, with a floor of 4.25%. Principal and interest payments are due in 120 monthly installments of $7,656 for each loan. The loans are secured by certain equipment.

Annual principal payments required under terms of the long‑term debt agreements, for fiscal years ending after October 31, 2012 are as follows:

2013	$2,917,409
2014	8,429,497
2015	3,866,466
2016	152,623
2017	159,237
Thereafter	489,651
Total	$16,014,883

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 8 - Deferred Compensation Plans

The Company has a deferred compensation arrangement with an employee with accrued liabilities of $184,621 and $178,661 as of October 31, 2012 and 2011, respectively. These amounts are recorded as long‑term liabilities on the accompanying balance sheets. Payments from this account will commence in the event of the participant's death while in the employ of the Company, termination of employment due to disability, or retirement on or after his early retirement date of age 60. Payments are to be made in annual installments.

NOTE 9 - Members' Equity

The Company and its members are parties to an operating agreement. The agreement includes a restriction on the transfer of units, along with various other provisions. The Company's preferred units are non‑voting, and have a liquidation preference senior to all other member units up to the value of the initial capital contribution.

Profits and losses are also allocated to members based on the aforementioned liquidation preference. No distributions will be declared and paid unless the Company is in a positive net worth position. No distributions were paid during the year ended October 31, 2012 and 2011, respectively.

NOTE 10 - Derivatives

The Company entered into an interest swap transaction effective June 17, 2008, with an original termination date of June 1, 2013. The swap fixed $5,000,000 of variable rate borrowings at a rate of 4.74%. The Company entered into a second interest rate swap transaction effective August 13, 2008, with an original termination date of August 1, 2013. This swap fixed $5,000,000 of variable rate borrowings at a rate of 4.20%. Both interest rate swap agreements were settled with the bank on March 18, 2010. The settlement liability was paid in full by issuing an additional term loan with the bank in the amount of $894,600.

The termination of the interest rate swap with a value of $894,600 at March 18, 2010 was being amortized over the duration of the original term of the interest rate swap.

On October 21, 2011, the Company refinanced its outstanding debt with another bank. As a result, the Company expensed the remaining unamortized balance during the year ended October 31, 2011. This resulted in amortization expense of $720,044 during the year ended October 31, 2011, recorded as interest expense.

NOTE 11 - Leases

The Company leases manufacturing facilities and equipment under noncancelable operating leases. The facilities' leases require monthly rents escalating at various intervals through June 30, 2020. The equipment lease requires monthly rents until 2015. Rent expense totaled $1,154,229 and $1,151,719 for the years ended October 31, 2012 and 2011, respectively.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 11 - Leases (cont.)

Future minimum rental payments required under the leases as of October 31, 2012 are as follows:

2013	$1,291,887
2014	1,296,563
2015	1,292,982
2016	965,828
2017	985,563
Thereafter	2,593,722
Total	$8,426,545

As of October 31, 2011, the Company had a $500,000 deposit on the leased equipment. This deposit was returned to the Company during October 2012.

NOTE 12 - Employee Benefit Plans

The Company has a calendar year‑end retirement savings plan covering all individuals employed as of the calendar year‑end. During 2012 and 2011, the Company made annual matching contributions of 50% of employee deferrals up to 5% of the employee's salary. During the year ended October 31, 2012, the Company made matching contributions of $218,849 related to the calendar plan year ending December 31, 2011. There were no matching contributions made related to the calendar year ending December 31, 2010. The Company may also make discretionary contributions to the plan. No additional discretionary matches were declared during the years ended October 31, 2012 and 2011. The Company accrued a $210,000 and $176,000 profit sharing contribution for the years ended October 31, 2012 and 2011, respectively.

NOTE 13 - Purchase Commitments

As of October 31, 2012, the Company had purchase commitments of approximately $2,799,600 for various equipment purchases.

NOTE 14 - Concentrations

The Company had three customers that collectively accounted for approximately 89% and 90% of total gross sales for the years ended October 31, 2012 and 2011. As of October 31, 2012 and 2011, accounts receivable from these customers collectively accounted for approximately 86% of the Company's trade accounts receivable.

ALBANY‑CHICAGO COMPANY LLC

NOTES TO FINANCIAL STATEMENTS
As of and for the Years Ended October 31, 2012 and 2011

NOTE 15 - Related Party Transactions

The Company shares common ownership with two other entities. The Company provides certain administrative services to these related entities, including general accounting, information technology services and human resource services. These costs are billed at an hourly rate to these entities and the Company's expenses are reduced based on these billings. Total costs billed during the years ended October 31, 2012 and 2011 totaled approximately $135,200 and $101,600, respectively. Accounts receivable at October 31, 2012 and 2011 were approximately $12,400 and $11,000, respectively.

NOTE 16 - Subsequent Events

On December 12, 2012 the Company executed a Letter of Intent for the sale of 100% of its Membership Interests.